Exhibit 99.1

Press Release

Contact:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Systems Provides Update on Financial Statement Filings

MELVILLE, N.Y., December 31, 2009 – Verint® Systems Inc. (VRNT.PK) today announced an update on its financial statement filings. On December 3, 2009, the Company announced that it expected to file its comprehensive Annual Report on Form 10-K covering the years ended January 31, 2006, 2007, and 2008, its January 31, 2009 10-K and its April, July, and October 2009 Form 10-Qs by January 29, 2010. While the Company has made significant progress and is working diligently toward its objective of January 29, 2010, there is substantial risk that the Company will not complete all of these filings by that date.

At a minimum, the Company plans to make one or more of its filings by January 29, 2010. The Company’s first filing will be its comprehensive 10-K covering the years ended January 31, 2006, 2007 and 2008, which will be accompanied by an investor conference call and an earnings release providing certain preliminary unaudited information through the current period.

About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services.  Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place.  More than 10,000 organizations in over 150 countries—including over 80 percent of the Fortune 100—use Verint solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text.  Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners.  Visit us at our website www.verint.com.

Cautions About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc.’s expectations with respect to the timing of the filing of its financial statements and the possible consequences if it is unable to meet such timing. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Important risks, uncertainties, and other factors that could cause our actual results to differ materially from our forward-looking statements contained in this press release include risks relating to the timely filing of our SEC reports, including the occurrence of known contingencies or unforeseen events that could delay completion of our outstanding financial statements necessary to file those reports and the risk that the SEC could initiate an administrative proceeding pursuant to Section 12(j) to revoke the registration of our common stock under the Exchange Act if we do not complete our remaining SEC filings by January 29, 2010. We assume no obligation to revise or update any forward-looking statement except as otherwise required by law.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.

###